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                                                                     EXHIBIT 4.9


                                    GUARANTEE


         FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in connection with that certain funding agreement (the "Funding Agreement"), entered into by and between Principal Life Insurance Company, an Iowa insurance company ("Principal Life"), and Principal Life Income Fundings Trust o, a New York common law trust (the "Trust"), relating to the notes (the "Notes") issued by the Trust, Principal Financial Group, Inc., a Delaware corporation and the indirect parent company of Principal Life (the "Guarantor"), hereby furnishes to the Trust its full and unconditional guarantee of the Guaranteed Amounts (as hereinafter defined) as follows:

         1.       GUARANTEE.

                  (a) The Guarantor hereby fully, irrevocably, absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, immediate payment when due to the Trust any payments required to be made by Principal Life to the Trust under the Funding Agreement which shall become due and payable regardless of whether such payment is due at maturity, on an interest payment date or as a result of redemption or otherwise (the "Scheduled Payments") but shall be unpaid by Principal Life (the "Guaranteed Amounts"). Notwithstanding anything to the contrary contained herein, in no event shall the Guaranteed Amounts exceed the Deposit (as defined in the Funding Agreement) of the Funding Agreement, plus accrued but unpaid interest and any other amounts due and owing under the Funding Agreement, less any amounts paid by Principal Life to the Trust.

                  (b) In the event that Principal Life fails to make a Scheduled Payment in full when due (the "Payment Notice Date"), then the Trust or Citibank, N.A., as indenture trustee for the benefit of the holders of the Notes (the "Indenture Trustee"), pursuant to the indenture (the "Indenture") between the Trust and the Indenture Trustee, may present the Guarantor with notice (each, a "Payment Notice") of such failure in writing on or after the Payment Notice Date. The Payment Notice shall identify (1) the Funding Agreement, (2) the Trust, (3) the Payment Notice Date and (4) the amount of the Scheduled Payments not paid by Principal Life to the Trust as of the Payment Notice Date. Upon receipt of such Payment Notice, the Guarantor will immediately pay the Guaranteed Amounts pursuant to Section 7.

                  (c) In the event that, after receipt of a Payment Notice from the Trust, the Guarantor fails to make immediate payment to the Trust or the Indenture Trustee of the Guaranteed Amounts, then the Trust and the Indenture Trustee may enforce the obligations of the Guarantor under this Guarantee, including by immediately bringing suit directly against the Guarantor (without first bringing suit against Principal Life) for the Guaranteed Amounts not paid to the Trust as of the Payment Notice Date.

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                  (d) This Guarantee is an unsecured, unsubordinated and
contingent obligation of the Guarantor and ranks equally with all other unsecured and unsubordinated obligations of the Guarantor.

     2. TERMINATION. This Guarantee is a continuing and irrevocable guarantee of the Guaranteed Amounts now or hereafter existing and shall terminate and be of no further force and effect with respect to the Funding Agreement and the Notes upon the full payment of the Scheduled Payments or upon the earlier extinguishment of the obligations of Principal Life under the Funding Agreement.

     3. AMENDMENTS. Subject to the trust agreement relating to the Trust and the Indenture, no provision of this Guarantee may be waived, amended, supplemented or modified, except by a written instrument executed by the Trust and the Guarantor.

     4. ASSIGNMENT; GOVERNING LAW. This Guarantee shall inure to the benefit of the Trust and its successors, assigns and pledgees. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

     5. NOTICES. All notices given pursuant to this Guarantee shall be in writing, and shall either be delivered, mailed or telecopied to the locations listed below or at such other address or to the attention of such other persons as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Section 5. Each such notice shall be effective (i) if given by telecopy, when transmitted to the applicable number so specified in this Section 5 (such notice shall also be sent by mail, with first class postage prepaid), (ii) if given by mail, three days after deposit in the mails with first class postage prepaid, or (iii) if given by any other means, when actually delivered at such address.

     If to the Guarantor:

     Principal Financial Group, Inc.
     711 High Street
     Des Moines, Iowa 50392
     Attention: General Counsel
     Telephone: (515) 247-5111
     Facsimile: (515) 248-3011

     With a copy to:

     Principal Life Insurance Company
     711 High Street
     Des Moines, Iowa 50392
     Attention: Jim Fifield
     Telephone: (515) 248-9196
     Facsimile: (866) 496-6527

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     If to the Trust:

     Principal Life Income Fundings Trust (followed by the number of the Trust specified in this Guarantee)
     c/o U.S. Bank Trust National Association
     100 Wall Street, 16th Floor
     New York, New York 10005
     Attention: Thomas E. Tabor
     Telephone: (212) 361-6184
     Facsimile: (212) 809-5459

     With a copy to:

     Citibank, N.A.
     Citibank Agency and Trust
     388 Greenwich Street, 14th Floor
     New York, New York 10013
     Attention: Nancy Forte
     Telephone: (212) 816-5685
     Facsimile: (212) 816-5527

     6. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that: (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guarantee, and all necessary authority has been obtained; (ii) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law; (iii) the making and performance of this Guarantee does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default under, any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, except to the extent disclosed in the registration statement registering the issuance of this Guarantee and the Funding Agreement, as amended, supplemented or modified from time to time (the "Registration Statement"), and to the extent that any such violation, breach or default does not result in a material adverse effect on the Guarantor; and (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guarantee have been obtained or made and are in full force and effect, except to the extent disclosed in the Registration Statement and to the extent that the failure to acquire any such consent, approval, license, authorization, filing or registration does not result in a material adverse effect on the Guarantor.

     7. NOTICE OF, AND CONSENT TO, SECURITY INTEREST. The Trust hereby notifies the Guarantor that it has granted to the Indenture Trustee, on behalf of the holders of the Notes, a security interest in the Collateral (as defined in the Indenture), including, but not limited to, any and all payment to be made by the Guarantor to the Trust under this Guarantee. The Trust

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hereby notifies the Guarantor that it has collaterally assigned to the Indenture
Trustee, for the benefit of the holders of the Notes, this Guarantee. The Guarantor, by executing this Guarantee, hereby (i) affirms that it has made or simultaneously will make changes to its books and records to reflect such security interest and collateral assignment, (ii) consents to the security interest granted, and collateral assignment made, by the Trust to the Indenture Trustee of this Guarantee, (iii) agrees to make all payments due under this Guarantee to the Collection Account (as defined in the Indenture) or any other account designated in writing to the Guarantor by the Indenture Trustee and (iv) agrees to comply with all orders of the Indenture Trustee with respect to this Guarantee without any further consent from the Trust.

     8. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTEE. THIS GUARANTEE REPRESENTS THE FINAL AGREEMENT BETWEEN THE GUARANTOR AND THE TRUST AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                                        PRINCIPAL FINANCIAL GROUP, INC.



                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

                                        Date: The Effective Date (as defined in
                                              the Funding Agreement)

Acknowledged and Agreed:

THE PRINCIPAL LIFE INCOME FUNDINGS
TRUST DESIGNATED IN THIS GUARANTEE

By:      U.S. Bank Trust National Association,
         not in its individual capacity, but solely in its
         capacity as trustee

By:      Bankers Trust Company, N.A.,
         under Limited Power of Attorney, dated o

By:
    ------------------------------------------------------

Name:
      ----------------------------------------------------

Title:
       ---------------------------------------------------

Date: The Effective Date (as defined in the Funding
      Agreement)


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